                             SCHEDULE 14A
                            (RULE 14A-101)
                INFORMATION REQUIRED IN PROXY STATEMENT

                       SCHEDULE 14A INFORMATION

      PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934


Filed by the registrant [X]
Filed by a Party other than the registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  Confidential, for Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Under 14a-12

                       ENSCO International Incorporated
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No Fee Required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------
     [_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

--------------------------------------------------------------------------------

                                [LOGO OF ENSCO]

CARL F. THORNE
Chairman, President and Chief Executive Officer

                                    March 24, 2000

DEAR FELLOW STOCKHOLDER:

     On behalf of our Board of Directors, I cordially invite you to attend the 2000 Annual Meeting of Stockholders of ENSCO International Incorporated (the "Company"). The Annual Meeting will be held at 11:00 a.m. on Tuesday, May 16, 2000, at the Fairmont Hotel, 1717 N. Akard, Dallas, Texas. Your Board of Directors and Officers look forward to greeting personally those Stockholders able to attend.

     At the Annual Meeting, Stockholders will be asked to vote on the election of three Class I Directors and to approve the appointment of the Company's independent accountants. Each of the matters to be considered at the Annual Meeting is described in detail in the attached Proxy Statement for the Annual Meeting. Your Board of Directors recommends that you vote "For" the proposals on the agenda.

     Your vote is important. Whether or not you are able to attend the Annual Meeting, I hope you will promptly sign and date the enclosed proxy card and return it in the enclosed postage prepaid envelope. This will save your Company additional expenses associated with soliciting proxies, as well as ensure that your shares are represented. Please note that you may vote in person at the Annual Meeting even if you have previously returned the proxy.

                                    Sincerely,


                                    Carl F. Thorne

                       ENSCO INTERNATIONAL INCORPORATED
                              2700 Fountain Place
                               1445 Ross Avenue
                           Dallas, Texas 75202-2792
                                (214) 922-1500

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held On May 16, 2000

     The Annual Meeting of Stockholders of ENSCO International Incorporated (the "Company") will be held at the Fairmont Hotel, 1717 N. Akard, Dallas, Texas, at 11:00 a.m., Dallas time, on Tuesday, May 16, 2000, to consider and vote on:

     1.   The election of three Class I Directors, each for a three-year term;

     2. The approval of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for 2000; and

     3.   Such other business as may properly come before the Annual Meeting.

     Stockholders of record at the close of business on March 23, 2000, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A list of all Stockholders entitled to vote at the Annual Meeting is on file at the executive offices of the Company, 2700 Fountain Place, 1445 Ross Avenue, Dallas, Texas 75202-2792.

                                    By Order of the Board of Directors



                                    William S. Chadwick, Jr.
                                    Vice President and Secretary


March 24, 2000

           YOUR VOTE IS IMPORTANT.  PLEASE SIGN, DATE AND RETURN THE
                         ACCOMPANYING PROXY PROMPTLY.

                       ENSCO INTERNATIONAL INCORPORATED

                                PROXY STATEMENT

     The following information is submitted concerning the enclosed Proxy and the matters to be acted upon under the authority thereof at the Annual Meeting of Stockholders (the "Annual Meeting") of ENSCO International Incorporated (the "Company") to be held at the Fairmont Hotel, 1717 N. Akard, Dallas, Texas, on Tuesday, the 16th day of May, 2000, at 11:00 a.m., Dallas time, or any adjournment thereof, pursuant to the enclosed Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed Proxy are first being sent on or about March 24, 2000 to holders of the Company's shares of capital stock entitled to vote at the Annual Meeting (the "Stockholders").

                               VOTING AND PROXY

     The enclosed Proxy is solicited on behalf of the Board of Directors of the Company. It may be revoked by a Stockholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or duly executed Proxy bearing a later date. The Proxy shall also be revoked if a Stockholder is present at the Annual Meeting and elects to vote in person.

     Unless contrary instructions are indicated, all shares represented by validly executed Proxies received pursuant to this solicitation (and which have not been revoked before they are voted) will be voted:

     1.   FOR the election of the Class I nominees for Directors named herein;

     2. FOR the approval of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for 2000; and

     3. In accordance with the recommendation of management as to any other matters which may properly come before the Annual Meeting.

     In the event a Stockholder specifies a different choice by means of the enclosed Proxy, his/her shares will be voted in accordance with the specification so made.

     The cost of solicitation of proxies will be borne by the Company and, upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to and solicitation of proxies from beneficial owners of the Company's common stock, par value $.10 per share ("Common Stock"). In addition to the use of mail, regular employees or agents of the Company may solicit proxies by telephone, telegram or other means of communication.

                         VOTING SECURITIES OUTSTANDING

     The Stockholders entitled to vote at the Annual Meeting are the holders of record at the close of business on March 23, 2000 (the "Record Date") of approximately 137,560,000 outstanding shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote on each matter to come before the Annual Meeting. A list of all Stockholders entitled to vote is on file at the executive offices of the Company, 2700 Fountain Place, 1445 Ross Avenue, Dallas, Texas 75202-2792. Only Stockholders of record on the books of the Company on the Record Date will be entitled to vote at the Annual Meeting.

     For purposes of conducting the Annual Meeting, the holders of at least a majority of the stock issued and outstanding and entitled to vote at the Annual Meeting shall constitute a quorum. A holder of stock shall be treated as being present at the Annual Meeting if the holder of such stock is (i) present in person at the Annual Meeting or (ii) represented at the Annual Meeting by a valid proxy, whether the instrument granting such proxy is marked as casting a vote or abstaining, is left blank or does not empower such proxy to vote with respect to some or all matters to be voted upon at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the Chairman of the Board of Directors or the Stockholders holding a majority of the Common Stock present at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting. Each proposal being submitted to Stockholders for approval shall be approved if the votes cast in favor of such proposal exceed the votes cast opposing such proposal. The Company's Bylaws include provisions specifically addressing the treatment of abstentions and non-votes by brokers. In determining the number of votes cast, shares abstaining from voting on a matter and shares that are indicated as not being voted on a matter by brokers due to lack of discretionary authority will not be treated as votes cast with respect to Proposals 1 and 2.

                        OWNERSHIP OF VOTING SECURITIES

     The following tables set forth certain information concerning the number of shares of Common Stock owned beneficially as of February 29, 2000, by (i) each person known to the Company to own more than five percent of the Common Stock (the only class of voting securities outstanding); (ii) each director of the Company, including employee directors; (iii) the Chief Executive Officer and the four other most highly compensated executive officers of the Company; and (iv) all directors and executive officers of the Company as a group.

                            Beneficial Owner Table
                            ----------------------

                                                    Beneficial Ownership/(1)/
          Name and Address                        ------------------------------
          of Beneficial Owner                      Amount            Percentage
          -------------------                     ------------------------------
     FMR Corp.                                     15,742,050/(2)/      11.5
      82 Devonshire
      Boston, MA 02109


     Richard E. Rainwater                           7,374,160/(3)/       5.4
      777 Main Street, Suite 2100
      Fort Worth, TX 76102

Directors and Executive Officers:

             Name of                                    Beneficial Ownership/(1)/
                                                   ---------------------------------
         Beneficial Owner                               Amount          Percentage
     ------------------------                      ---------------    --------------
     Carl F. Thorne                                 1,971,503/(4)/           1.4
      Chairman, President and
      Chief Executive Officer

     Morton H. Meyerson                               435,852/(5)/         --/(6)/
      Director

      Richard A. Wilson                               295,859/(7)/         --/(6)/
       Director, Senior Vice President and
       Chief Operating Officer

     C. Christopher Gaut                              319,513/(8)/         --/(6)/
       Vice President - Finance and
       Chief Financial Officer

     William S. Chadwick, Jr.                         256,248/(9)/         --/(6)/
      Vice President - Administration and
      Secretary

     Dillard S. Hammett                               112,790/(10)/        --/(6)/
      Director

     Marshall Ballard                                 212,114/(11)/        --/(6)/
      Vice President - Business Development

     Orville D. Gaither, Sr.                           74,683/(12)/        --/(6)/
      Director

     Thomas L. Kelly II                                75,126/(13)/        --/(6)/
      Director

     Craig I. Fields                                   48,948/(14)/        --/(6)/
      Director

     Gerald W. Haddock                                 26,242/(15)/        --/(6)/
      Director

     Paul E. Rowsey, III                                  139/(16)/        --/(6)/
      Director

     All Directors and Executive Officers           4,609,469/(17)/          3.4
     as a Group (18 persons, including those
     named above)

________________________
     (1) At February 29, 2000, there were 137,329,250 shares of Common Stock outstanding. Unless otherwise indicated, each person or group has sole voting and dispositive power with respect to all shares.

     (2) Based upon information obtained from FMR Corp. as of February 29, 2000, FMR Corp. may be deemed to be the beneficial owner of 15,742,050 shares of Common Stock.

     (3) Based upon information supplied by Richard E. Rainwater's attorney, Mr. Rainwater may be deemed to be the beneficial owner of 7,374,160 shares of Common Stock. Includes 893,600 shares held by the Richard E. Rainwater Charitable Remainder Unitrust No. 1, and also includes 16,200 shares held by Mr. Rainwater's spouse, as to all of which Mr. Rainwater disclaims beneficial ownership. Does not include 783,054 shares held by Mr. Rainwater's adult children, as to all of which Mr. Rainwater disclaims beneficial ownership.

     (4) Includes 150,000 shares of restricted stock which vest on November 19, 2000. The restricted stock grant vested over a 10-year term, which commenced November 19, 1990 and was approved by the Stockholders at the Annual Meeting held on June 5, 1990. Also includes 250,000 shares immediately issuable upon exercise of options and 5,679 shares held indirectly under the ENSCO Savings Plan and Supplemental Executive Retirement Plan ("SERP").

     (5) Includes 12,000 shares immediately issuable upon exercise of options and 230,000 shares of Common Stock beneficially owned by various trusts as to all of which Mr. Meyerson disclaims beneficial ownership.

     (6) Ownership is less than one percent of the shares of Common Stock outstanding.

     (7) Includes 167,500 shares immediately issuable upon exercise of options and 32,000 shares of restricted stock of which 20,000 vest at the rate of 4,000 per annum and 12,000 of which vest at the rate of 2,000 per annum. Also includes 2,932 shares held indirectly under the ENSCO Savings Plan and SERP.

     (8) Includes 137,500 shares immediately issuable upon exercise of options and 25,500 shares of restricted stock of which 3,500 vest at the rate of 3,500 per annum, 10,000 vest at the rate of 2,000 per annum and 12,000 vest at the rate of 2,000 per annum. Also includes 2,547 shares held indirectly under the ENSCO Savings Plan and SERP and 2,400 shares gifted under TUGMA to minor children for which Mr. Gaut disclaims beneficial ownership.

     (9) Includes 137,500 shares immediately issuable upon exercise of options and 29,000 shares of restricted stock of which 10,000 vest at the rate of 2,000 per annum, 12,000 vest at the rate of 2,000 per annum and 7,000 vest at the rate of 1,000 per annum. Also includes 5,906 shares held indirectly under the ENSCO Saving Plan and SERP.

     (10) Includes 24,000 shares immediately issuable upon exercise of options.

     (11) Includes 111,250 shares immediately issuable upon exercise of options and 6,000 shares of restricted stock which vest at the rate of 1,000 per annum. Also includes 3,500 shares owned by Mr. Ballard's wife, in respect of which Mr. Ballard disclaims beneficial ownership, and 2,496 shares held indirectly under the ENSCO Savings Plan and SERP.

     (12) Includes 44,000 shares immediately issuable upon exercise of options.

     (13) Includes 24,000 shares immediately issuable upon exercise of options.

     (14) Includes 24,000 shares immediately issuable upon exercise of options.

     (15) Includes 24,000 shares immediately issuable upon exercise of options.

     (16) Mr. Rowsey joined the Board of Directors on January 1, 2000.

     (17) Includes all shares owned individually by the Company's executive officers and directors, including 230,000 shares beneficially owned by various trusts established by Mr. Meyerson, 3,500 shares owned by Mr. Ballard's wife, 2,400 shares gifted under TUGMA to minor children of Mr. Gaut, 1,324,990 shares issuable upon exercise of options, 341,500 shares of restricted stock and 46,061 shares held indirectly under the ENSCO Savings Plan and SERP.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS


     The Company's Amended and Restated Certificate of Incorporation provides that the Board of Directors of the Company is divided or "classified", with respect to the time for which they individually hold office, into three classes ("Classes I, II and III") consisting of, as nearly as possible, one third of the entire Board. The Company's Board of Directors is currently fixed at nine members. Each director holds office for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected. The current term for Class I Directors will expire at the 2000 Annual Meeting of Stockholders. The current term for Class III and Class II Directors will expire at the 2001 and 2002 Annual Meetings of Stockholders, respectively.

     Three persons are nominated for election as Class I Directors at the Annual Meeting. The Board of Directors urges you to vote FOR the election of the individuals who have been nominated to serve as Class I Directors. It is intended that each validly executed proxy solicited hereby will be voted FOR the election of the nominees for Class I Directors listed below, unless a contrary instruction has been indicated on such proxy. If, at the time of the Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the Proxy will be used to vote for a substitute or substitutes as may be designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

Nominees
--------

Class I Directors
-----------------

Gerald W. Haddock; age 52; Private Investor

     Mr. Haddock has been a Director of the Company since December 1986. He established Haddock Investments, L.L.C. and has served as a private consultant and investor since June 1999. He served in various capacities with Crescent Real Estate Equities Company, including Chief Executive Officer, Chief Operating Officer and director and trust manager between May 1994 and June 1999. Mr. Haddock was also the President and Chief Executive Officer and a director of Crescent Operating, Inc. from April 1997 until June 1999. Mr. Haddock holds a Bachelor of Business Administration degree from Baylor University, a Juris Doctorate degree from Baylor University College of Law and a Master of Taxation degree from New York University. He lives in Fort Worth, Texas. Mr. Haddock is Chairman of the Audit Committee.

Paul E. Rowsey, III; age 45; President, Eiger, Inc.

     Mr. Rowsey has been a Director of the Company since January 2000. He has served as President of Eiger, Inc., a private real estate management and investment firm, since its formation in January 1999. Prior to forming Eiger, Mr. Rowsey joined Rosewood Property Company in 1988 and became President of its real estate group and a member of its Board in 1989. He currently serves as a director of Crescent Real Estate Equities Company and of Crescent Operating Inc. He holds a Bachelor of Arts degree in management science from Duke University and a Juris Doctorate degree from Southern Methodist University. He lives in Dallas, Texas.

Carl F. Thorne; age 59; Chairman, President and Chief Executive Officer of the Company

     Mr. Thorne has been a director of the Company since December 1986. He was elected President and Chief Executive Officer of the Company in May 1987 and was elected Chairman of the Board of Directors in November 1987. Mr. Thorne presently serves as a director of Crescent Operating, Inc., where he is currently Chairman of the Compensation Committee. Mr. Thorne holds a Bachelor of Science degree in Petroleum

Engineering from the University of Texas and a Juris Doctorate degree from Baylor University College of Law. He lives in Dallas, Texas.

          The Board of Directors recommends that Stockholders vote "FOR" the election of each of the nominees for Class I
          Directors named above.


Continuing Directors
--------------------

Class II Directors
------------------

Craig I. Fields; age 53; Chairman, Defense Science Board

     Dr. Fields has been a director of the Company since March 1992. He has served as Chairman of the Defense Science Board since 1995. He served as Vice Chairman of Alliance Gaming Corporation from September 1994 to June 1997. From 1990 through August 1994, Dr. Fields was Chairman and Chief Executive Officer of Microelectronics and Computer Technology Corp. Between 1974 and 1990, Dr. Fields served the Defense Advanced Research Projects Agency, a research division of the office of the Secretary of Defense, as a director and currently serves as a director of Network Solutions, Inc., Firearms Training Systems, Inc. and Global Integrity Corp. Dr. Fields holds a Bachelor of Science degree in Physics from the Massachusetts Institute of Technology and a Ph.D. from Rockefeller University. He lives in Washington, D.C. Dr. Fields is a member of the Audit Committee.

Morton H. Meyerson; age 61; Chairman and Chief Executive Officer, 2M Companies, Inc.

     Mr. Meyerson has been a director of the Company since September 1987. Mr. Meyerson has been Chairman and Chief Executive Officer of 2M Companies, Inc. since January 1998. He served as Chairman of the Board and Chief Executive Officer of Perot Systems Corporation from June 1992 until August 1996, Chairman from September 1996 until August 1997, and Chairman and Chief Executive Officer from September 1997 until his retirement in January 1998. Mr. Meyerson is a director of Crescent Real Estate Equities, Inc. and TeleTech Holdings, Inc. Mr. Meyerson holds Bachelor of Arts degrees in Economics and Philosophy from the University of Texas. He lives in Dallas, Texas. Mr. Meyerson is Chairman of the Nominating and Compensation Committee.

Richard A. Wilson; age 62; Senior Vice President and Chief Operating Officer of the Company

     Mr. Wilson has been a director of the Company since June 1990. Mr. Wilson joined the Company in July 1988 and was elected President of ENSCO Drilling Company, a wholly-owned subsidiary of the Company, in August 1988 and currently serves as President of the Company's drilling subsidiaries. Mr. Wilson was elected Senior Vice President - Operations of the Company in October 1989 and to his present position in June 1991. Mr. Wilson holds a Bachelor of Science degree in Petroleum Engineering from the University of Wyoming. He lives in Dallas, Texas.

Class III Directors
-------------------

Orville D. Gaither, Sr.; age 73; Chairman and CEO, Gaither Petroleum Corporation

     Mr. Gaither has been a director of the Company since March 1992. Mr. Gaither has served as Chairman and Chief Executive Officer of Gaither Petroleum Corporation since May 1991, and also held the position of President of that organization from May 1991 until September 1997. Prior to May 1991, Mr. Gaither was employed by Amoco Production Company for 42 years, most recently as President of the Africa and Middle East Region, responsible for Amoco's petroleum operations in 17 countries. Mr. Gaither is on the Board of Directors of the Sam Houston Area Council of the Boy Scouts of America and is a member of the Advisory Board of Rice University's George R. Brown School of Engineering. Mr. Gaither holds a Bachelor of Science degree in

Mechanical Engineering from Rice University, a Master of Science degree in Petroleum Engineering from the University of Houston and is a graduate of the Senior Executive Program of Stanford University. He lives in Richmond, Texas. Mr. Gaither is a member of the Nominating and Compensation Committee.

Dillard S. Hammett; age 69; Consultant

     Mr. Hammett has been a director of the Company since September 1987. Mr. Hammett has been a consultant to the offshore energy industry since 1992. From July 1987 to December 1991, Mr. Hammett was Vice President - Technical and Marketing of the Company. Mr. Hammett retired from the Company in 1992. Mr. Hammett holds a Bachelor of Science degree in Civil Engineering from the University of Oklahoma. He lives in Dallas, Texas. Mr. Hammett is a member of the Audit Committee.

Thomas L. Kelly II; age 41; General Partner of CHB Capital Partners

     Mr. Kelly has been a director of the Company since September 1987. He has been a General Partner of CHB Capital Partners since July 1994. From May 1987 through June 1994, Mr. Kelly was a private investor. Mr. Kelly holds a Bachelor of Arts degree in Economics and a Bachelor of Science degree in Administrative Science from Yale University and a Master of Business Administration degree from Harvard University. He lives in Denver, Colorado. Mr. Kelly is a member of the Nominating and Compensation Committee.

                     MEETINGS AND COMMITTEES OF THE BOARD

Board of Directors

     The Board of Directors met four times during the year ended December 31, 1999 and acted three times by unanimous written consent. During 1999, each incumbent director attended at least 75% of the meetings held by the Board and the committees of which he was a member. The Board of Directors has two standing committees: the Audit Committee and the Nominating and Compensation Committee.

Audit Committee

     The Company's Audit Committee recommends a firm of independent accountants to examine the consolidated financial statements of the Company, reviews the general scope of services to be rendered by the independent accountants, reviews the financial condition and results of operations of the Company and makes inquiries as to the adequacy of the Company's financial and accounting controls. The Audit Committee met three times in 1999. The Committee consists of Chairman Gerald W. Haddock, Craig I. Fields and Dillard S. Hammett.

Nominating and Compensation Committee

     The principal functions of the Nominating and Compensation Committee are to recommend officers of the Company, to select nominees for the Board of Directors and committees of the Board and to review and approve employee compensation matters, including matters regarding the Company's various benefit plans. The Nominating and Compensation Committee met three times during 1999. The Committee consists of Chairman Morton H. Meyerson, Orville D. Gaither, Sr. and Thomas L. Kelly II.

     The names of potential director candidates are drawn from a number of sources, including recommendations from members of the Board, management and Stockholders. Stockholders wishing to recommend Board nominees should submit their recommendations in writing to the Secretary of the Company, with the submitting Stockholder's name and address and pertinent information about the proposed nominee similar to that set forth for the nominees named herein. A Stockholder intending to nominate an individual as a director at an annual meeting, rather than recommend the individual to the Company for consideration as a nominee, must comply with the advance notice requirements set forth in the Company's Bylaws.

Compensation of Non-Employee Directors

     Each non-employee director receives annual compensation of $24,000, payable quarterly, one-half in cash and one-half in shares of Common Stock. Additionally, each non-employee director receives $1,000 in cash for each Board of Directors and committee meeting attended. Any non-employee director that serves the Company as Chairman of the Board of Directors, Chairman of the Nominating and Compensation Committee or Chairman of the Audit Committee also receives an additional $500 in cash for each meeting at which the director acts as Chairman. Non-employee directors are also eligible to participate in the Company's group medical and dental insurance plan on the same basis as full-time Company employees. A non-employee director's contribution to group medical and dental insurance premium costs is withheld from the quarterly payments of the director's annual retainer. Directors who are also employees of the Company do not receive any additional compensation for their services as directors.

     Under the ENSCO International Incorporated 1998 Incentive Plan, the number of shares of Common Stock issued quarterly as part of the annual compensation to each non-employee director is determined by dividing into $3,000 the average of the high and low prices of the Common Stock on the New York Stock Exchange on the first business day of each quarter. Thus, in 1999 Messrs. Fields, Gaither, Haddock, Hammett, Kelly and Meyerson each received 845 shares of Common Stock at an average price of between $10.19 and $19.44 per share.

     In May 1996, the Stockholders approved the Company's 1996 Non-Employee Directors' Stock Option Plan ("Directors' Plan") which was adopted by the Board of Directors on February 21, 1996. Under the Directors' Plan, 600,000 shares of Common Stock are reserved for issuance. Pursuant to the Directors' Plan, non-employee directors are granted options to purchase shares of Common Stock as follows: (a) each non-employee director elected after February 21, 1996 who has not previously served as a director shall be granted an option, effective as of the date such director is elected, to purchase 15,000 shares of Common Stock and
(b) each other non-employee director elected at, or continuing to serve following, each annual Stockholders meeting, commencing with the 1996 Annual Meeting, shall be granted an option to purchase 6,000 shares of Common Stock. Each of Messrs. Fields, Gaither, Haddock, Hammett, Kelly and Meyerson was granted options to purchase 6,000 shares of Common Stock on May 18, 1999 at an exercise price of $16.4375 per share. Mr. Rowsey was granted an option to purchase 15,000 shares on January 1, 2000 at an exercise price of $21.59375 per share. Each of these gentlemen shall receive on May 16, 2000 an option to purchase 6,000 shares at an exercise price per share equal to the average of the high and low selling price of Common Stock on that date. Such awards for Messrs. Haddock and Rowsey are subject to their re-election.

     Apart from his duties as a director of the Company, in 1998 Mr. Hammett provided consulting services to the Company in connection with its construction of a semisubmersible drilling rig. Mr. Hammett was paid a discretionary bonus of $240,000 for these services, of which $120,000 was paid in the third quarter of 1998 and $120,000 was paid in the first quarter of 1999.

                            EXECUTIVE COMPENSATION

     The following table sets forth a summary of all compensation, including cash and other forms of remuneration, paid through March 1, 2000, for services rendered in all capacities to the Company during 1999, to the Chief Executive Officer and the four other most highly compensated executive officers of the Company. The table also includes a summary of all compensation, including cash and other forms of remuneration, paid to these named individuals for the years 1998 and 1997.

                          Summary Compensation Table
                          --------------------------

                                            Annual Compensation
                                        -----------------------------            Long - Term
                                                                             Compensation Awards
                                                              Other        ------------------------          All
                                                              Annual       Restricted                       Other
                                                              Compen-         Stock                        Compen-
 Name and Principal                     Salary     Bonus      sation          Award        Options          sation
      Position                  Year      ($)     ($)/(1)/    ($)/(2)/       ($)/(3)/      (#)/(4)/        ($)/(5)/
---------------------------     ----    -------    -------    --------     ----------      --------        --------
Carl F. Thorne                  1999    500,000     13,315       N/A            N/A        200,000          29,882
  President and                 1998    487,500    362,268       N/A            N/A            N/A          81,653
  Chief Executive Officer       1997    450,000    482,930       N/A            N/A        200,000          74,935

Richard A. Wilson               1999    291,500      6,210       N/A            N/A        150,000          19,859
  Senior Vice President and     1998    283,250    125,682       N/A            N/A            N/A          48,966
  Chief Operating Officer       1997    250,000    207,883       N/A            N/A        200,000          32,715

C. Christopher Gaut             1999    220,000      4,102       N/A            N/A        150,000          11,195
  Vice President - Finance      1998    210,000    149,979       N/A            N/A            N/A          29,753
  and Chief Financial           1997    187,500    168,563       N/A            N/A        150,000          21,150
  Officer

Marshall Ballard                1999    210,000      3,356       N/A            N/A        125,000          12,703
  Vice President -              1998    205,000     90,892       N/A            N/A            N/A          32,879
  Business Development          1997    190,000    133,845       N/A            N/A        100,000          23,897

William S. Chadwick, Jr.        1999    199,500      3,188       N/A            N/A        150,000          11,070
  Vice President -              1998    194,750    125,000       N/A            N/A            N/A          28,222
  Administration and            1997    175,000    155,903       N/A            N/A        100,000          19,508
  Secretary

  _______________
N/A - Not Applicable.

(1) Bonuses are awarded in February based on the Company's performance in the previous year. Bonuses are payable as follows: 50% of the amount awarded is paid in February of the year in which the award was made, and the remainder is payable in two equal installments during February of the two subsequent years, provided the officer remains employed by the Company at such date.

(2) The aggregate amount of perquisites and other personal benefits for any named executive does not exceed $50,000 or 10% of the total annual salary and bonus for any such named executive and is, therefore, not reflected in the table.

(3) The amounts disclosed in this column, if any, represent the value of restricted stock awards on the date of grant. The restricted stock awards have vesting schedules of ten years and vest based on the passage of time and the continued employment of the named executive. The total number of shares of unvested restricted stock held as of December 31, 1999, and the value of such shares, based on the closing price of the Common Stock at December 30, 1999 of $21.50, is as follows: Mr. Thorne, 150,000 shares ($3,225,000), all of which vest on November 19, 2000; Mr. Wilson, 32,000 shares ($688,000), 20,000 of which vest at the rate of 4,000 per annum and 12,000 of which vest at the rate of 2,000 per annum; Mr. Gaut, 25,500 shares ($548,250), 3,500 of which vest at the rate of 3,500 per annum, 10,000 of which vest at the rate of 2,000 per annum and 12,000 of which vest at the rate of 2,000 per annum; Mr. Ballard, 6,000 shares ($129,000), which vest at the rate of 1,000 per annum; Mr. Chadwick, 29,000 shares ($623,500) of which 10,000 vest at the rate of 2,000 per annum, 12,000 of which vest at the rate of 2,000 per annum and 7,000 of which vest at the rate of 1,000 per annum. Each of the named executive officers are entitled to receive all dividends and other distributions paid with respect to those shares of restricted stock held by such executive officers.

(4) Amounts in this column represent options to acquire shares of Common Stock. The Company does not have SARs.

(5) Amounts in this column for 1999 include premiums paid for group term life insurance and contributions to various Company benefit plans, which are as follows:

                                                           Company Contributions
                                                        ----------------------------
                                          Group          ENSCO       Profit
                                        Term Life       Savings      Sharing
                                        Insurance         Plan        Plan       SERP      Total
                                        ---------         ----        ----       ----      -----
Carl F. Thorne                            $5,876         $5,600       $482      $17,924   $29,882
Richard A. Wilson                          5,863          5,600        482        7,914    19,859
C. Christopher Gaut                          632          5,600        482        4,481    11,195
Marshall Ballard                           2,620          5,600        482        4,001    12,703
William S. Chadwick, Jr.                   1,491          5,600        482        3,497    11,070

     The following table sets forth information regarding individual grants of stock options made to each of the named executive officers during the year ended December 31, 1999:

                                                 Option Grants in Last Fiscal Year
                                                 ---------------------------------
                                              Individual Grants                                       Potential Realizable
--------------------------------------------------------------------------------------------------       Value at Assumed
                                                  % of Total                                          Annual Rates of Stock
                                   Number of        Options           Exercise                         Price Appreciation
                                  Securities      Granted to          or Base                           for Option Term
                                  Underlying       Employees           Price                         -------------------------
                                    Options       in Fiscal            ($ per         Expiration       5%                10%
        Name                        Granted          Year              share)            Date          ($)               ($)
------------------------          ----------    ---------------     -----------     --------------   --------        ---------
Carl F. Thorne                      200,000          9.2%               9.00          2/23/2004       497,307        1,098,918
Richard A. Wilson                   150,000          6.9%               9.00          2/23/2004       372,980          824,189
C. Christopher Gaut                 150,000          6.9%               9.00          2/23/2004       372,980          824,189
Marshall Ballard                    125,000          5.7%               9.00          2/23/2004       310,817          686,824
William S. Chadwick, Jr.            150,000          6.9%               9.00          2/23/2004       372,980          824,189

     The following table sets forth information regarding aggregated option exercises in 1999, the number of unexercised options segregated by those that were exercisable and those that were unexercisable at December 31, 1999, and the value of the in-the-money options segregated by those that were exercisable and those that were unexercisable at December 31, 1999:

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values
                       ---------------------------------

                                                              Number of Securities Underlying
                                                                    Unexercised Options          Value of Unexercised In-the-Money
                                  Shares                            at December 31, 1999          Options at December 31, 1999($)
                               Acquired on       Value              --------------------          -------------------------------
                               Exercise (#)    Realized ($)    Exercisable      Unexercisable     Exercisable       Unexercisable
                             ---------------   ------------   -------------    ---------------   -------------     ---------------
Carl F. Thorne                      N/A               N/A         200,000           300,000         1,343,750         2,518,750
Richard A. Wilson                 6,000            65,625         130,000           250,000           403,125         1,889,063
Christopher Gaut                 10,873           114,506         100,000           225,000           335,938         1,889,063
Marshall  Ballard                 4,500            52,734          80,000           175,000           403,125         1,574,219
William S. Chadwick, Jr.         18,000           203,063         100,000           200,000           671,875         1,889,063

_________________________
N/A   -  Not Applicable.

                         REPORT OF THE NOMINATING AND
                            COMPENSATION COMMITTEE
                            ----------------------

Compensation Philosophy and Objectives

     The philosophy of the Company's compensation program is to employ, retain and reward executives capable of leading the Company in achieving its business objectives. These objectives include the preservation of a strong financial posture, improvement of the size and quality of the Company's asset base, and positioning the Company's assets and business segments in geographic and industry markets offering long-term growth in profitability relative to the Company's competitors. The accomplishment of these objectives is measured against conditions characterizing the industry within which the Company operates.

Executive Officer Compensation

     The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation and long-term incentive compensation in the form of stock options and restricted stock. Additionally, executive officers may participate, on the same basis as other employees, in the employer matching and profit sharing provisions of the Company's defined contribution retirement plans which allow all employees to save for their retirement on a tax deferred basis. During 1999, the maximum total Company matching contribution available to officers and other employees was 4.5% of salary. Because profit sharing contributions are closely aligned with the Company's financial performance, and in light of depressed earnings for 1999, profit sharing contributions to the retirement plan accounts of the executive officers and other employees amounted to less than one-half of one percent of base salary for the year.

     Base salary levels for the Company's executive officers are set relative to the Company's competitors and reflect the Committee's assessment of the executive's contribution in connection with financial and stock price performance and the achievement of specified business objectives. There were no increases in the base salaries of executive officers during 1999. During 1996, the Company implemented the Key Employees' Incentive Compensation Plan (the "Incentive Compensation Plan"), pursuant to which key employees may receive both a cash bonus upon the achievement of predetermined performance goals, as well as additional discretionary awards as determined by the Committee. The purpose of the Incentive Compensation Plan is to link the cash compensation of the Company's management directly to financial performance and certain other goals and objectives related to enhancement of stockholder value, and to provide a layer of variable cash compensation which enables the Company to be strongly competitive in attracting and retaining talented personnel during periods of high demand without creating an unduly high fixed cost overhead structure which could be burdensome during periods of weak demand. Among the performance measurement criteria utilized under the Incentive Compensation Plan are stock price appreciation, return on capital employed, operating margins and general and administrative expense levels relative to the Company's competitors, and safety. The total amount of the awards indicated by operation of performance measurement formulae is limited as a function of net income. Reflecting the financial results of the Company, bonuses paid relative to 1999 were substantially reduced from those of the prior year. Bonuses earned under the Incentive Compensation Plan vest over three years, contingent upon continued employment with the Company. Based upon an analysis of the data collected for comparable positions with the Company's competitors for prior years, the Committee believes that its executive officers' total cash compensation in 1999 was generally near the median of that paid by the Company's competitors. The competitive peer group utilized in this analysis consisted of seven publicly traded oil and gas drilling companies and one publicly traded marine transportation service company which, in the opinion of the Committee, comprise the Company's closest and most direct competitors.

     An additional longstanding objective of the Committee has been to reward executive officers with equity compensation, in keeping with the Company's overall compensation philosophy of placing equity in the hands of its employees in an effort to further instill stockholder considerations and values in the actions of all employees and executive officers. Both stock options and grants of restricted stock have historically been used to reward and provide incentives to executive officers and to retain them through the potential of capital gains and equity build up. Such awards vest over a number of years and are therefore long-term in nature. No equity awards were made to executive officers during 1998. Additional stock option awards were made to executive officers of the Company in 1999, all vesting over four years and exercisable at the fair market value of the stock as of the date of award. The Committee will continue to review, on an annual basis, the equity participation awards outstanding to the executive officers of the Company, and will consider additional awards from time to time, based upon the philosophy stated above, the financial performance of the Company, and the Committee's assessment of each executive's ability to influence the Company's long-term growth and profitability. Because the value of stock options and restricted stock should, over time, bear a direct relationship to the Company's stock price, the Committee believes the award of options and grants represents an effective incentive to create value for the Stockholders.

Chief Executive Officer Compensation

     The Chief Executive Officer's ("CEO") salary is reviewed once annually, consistent with the Company's salary administration policy for all shore based employees. Adjustments are considered by the Committee based upon the Company's financial and stock price performance, its progress in achieving specified business objectives, and with regard to the salaries paid to chief executive officers of the Company's competitors. Pursuant to cost containment measures adopted throughout the Company in response to an adverse market cycle, no increase was made to the CEO's salary in 1999.

     In accordance with the terms of the Incentive Compensation Plan, the incentive bonus payable to the CEO, like those payable to other employees, is limited as a function of the Company's net income. Although the formulae established to measure the achievement of performance objectives under the Plan would otherwise yield a larger award, the above limitation resulted in an incentive bonus award of $13,315 to the CEO for 1999. The performance objectives established for the CEO under the Incentive Compensation Plan include stock price appreciation, return on capital employed, margins and general and administrative expense levels relative to competitors and the Company's safety record. All bonuses awarded vest over three years.

     In recognition of the Company's achievement of record financial performance during 1998, the CEO was awarded options to purchase 200,000 shares of the Common Stock in February 1999. In determining the number of options awarded to the CEO, the Committee considered, in addition to factors cited above, the value of long-term incentive plan awards made to and held by the chief executive officers of the Company's competitors. The options granted to the CEO vest over four years, are valid for a five-year term, and are exercisable at the fair market value of the Common Stock on the date of award.

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to each of the Company's chief executive officer and the four other most highly compensated officers, unless such compensation meets certain specific requirements. The compensation programs for the Company are designed generally to preserve the tax deductibility of compensation paid to its executive officers. The Committee will, however, take into consideration the various other factors described in this report, together with Section 162(m) considerations, in making executive compensation decisions, and could, in certain circumstances, pay compensation that is not fully tax deductible, if the Committee believes such payments are in the Company's best interest.

Nominating and Compensation Committee


Morton H. Meyerson, Chairman
Orville D. Gaither, Sr.
Thomas L. Kelly II

March 9, 2000

  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION
                                   DECISIONS

     Mr. Thorne, President and Chief Executive Officer of the Company, has served as a director and Chairman of the Compensation Committee of Crescent Operating, Inc. since June 12, 1997. Mr. Haddock, a director of the Company, served as President, Chief Executive Officer and director of Crescent Operating, Inc. from April 1997 until June 1999.

                               PERFORMANCE GRAPH

     The chart below presents a comparison of the five year cumulative total return, assuming $100 invested on December 31, 1994 and the reinvestment of dividends, if any, for the Common Stock, the Standard & Poor's 500 Stock Price Index and the Dow Jones Oil Drilling Index.*

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                       ENSCO INTERNATIONAL INCORPORATED


                                    [CHART]


                                                                       December 31,
                                            -------------------------------------------------------------------
                                              1994       1995      1996       1997        1998         1999
                                            ---------  --------  ---------  ---------  -----------  -----------
     ENSCO International Incorporated         $ 100     $ 186      $ 392      $ 543       $ 174        $ 375
     S&P 500/(R)/ Index                         100       138        169        226         290          351
     Dow Jones Oil Drilling Index*              100       173        358        482         199          338

*    The Dow Jones Oil Drilling Index is comprised of the following companies:
Diamond Offshore Drilling, Inc., ENSCO International Incorporated, Global Marine, Inc., Helmrich & Payne, Inc., Nabors Industries, Inc., Noble Drilling Corp., R & B Falcon Corp., Rowan Companies, Inc., Transocean Sedco Forex, and Weatherford International, Inc.

                                  PROPOSAL 2
                    APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Upon the recommendation of the Audit Committee, the Board of Directors has approved the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 2000.

     Representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting and will be provided with the opportunity to make a statement if they so desire and to respond to appropriate questions.

 The Board of Directors recommends a vote "FOR" approval of the appointment of
            PricewaterhouseCoopers LLP as independent accountants.

                           GENERAL AND OTHER MATTERS

     The Company believes that Proposals 1 and 2 are the only matters that will be brought before the Annual Meeting. However, if other matters are properly presented at the Annual Meeting, it is intended that the persons named in the accompanying Proxy will vote in accordance with their best judgment on such matters.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% Stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company during the year ended December 31, 1999, no director, officer or beneficial holder of more than 10% of any class of equity securities of the Company failed to file on a timely basis reports required by
Section 16(a) of the Exchange Act during the most recent fiscal year, with the following exception: a Form 4 filing by Morton H. Meyerson for July 1998 failed to include a purchase of 6,800 shares during that month. A corrected Form 4 was filed in February 2000.

                 INFORMATION CONCERNING STOCKHOLDER PROPOSALS

     A holder of the Company's securities intending to present a proposal at the 2001 Annual Meeting must deliver such proposal, in writing, to the Company's principal executive offices no later than November 24, 2000 for inclusion in the proxy statement related to that meeting. The proposal should be delivered to the Company by certified mail, return receipt requested. A holder of the Company's securities whose proposal is not included in the proxy statement related to the 2001 Annual Meeting, but who still intends to submit a proposal at that meeting, is required to deliver such proposal, in writing, to the Secretary of the Company at the Company's principal executive offices, and to provide certain other information not less than 50 days, nor more than 75 days, prior to the meeting, in accordance with the Company's Bylaws. Any such proposal must also comply with the other provisions contained in the Company's Bylaws relating to Stockholder proposals.

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1999 is being mailed to Stockholders with this Proxy Statement. The Annual Report to Stockholders does not constitute a part of the proxy soliciting material.

     Whether or not you intend to be present at the Annual Meeting, you are urged to return your Proxy promptly. If you are present at the Annual Meeting and wish to vote your stock in person, your Proxy shall, at your request, be returned to you at the Annual Meeting.

                                     PROXY
                       ENSCO INTERNATIONAL INCORPORATED

                Board of Directors Proxy for the Annual Meeting
             of Stockholders at 11:00 a.m., Tuesday, May 16, 2000
                         Fairmont Hotel, 1717 N. Akard
                              Dallas, Texas 75201

    The undersigned stockholder of ENSCO International Incorporated (the "Company") hereby appoints Carl F. Thorne and C. Christopher Gault or either of them, each with full power of substitution, to vote the shares of the undersigned at the above-stated Annual Meeting and any adjournment(s) thereof:

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS (1) AND (2), THIS PROXY WILL BE VOTED "FOR" SUCH ITEMS. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (3). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

                       (Please sign on the reverse side)
                Please Detach and Mail In the Envelope Provided
-------------------------------------------------------------------------------


A [ X ] Please mark your
   ---  votes as in this
         example.

         FOR all nominees
      listed at right (except
         as indicated to the
           contrary below)      WITHHOLD                                                                      FOR  AGAINST ABSTAIN
1. Election                                Nomminees:  Gerald W. Haddock      2. Approval of the appointment
   OF Class 1                                          Paul E. Rowsey, III       of PricewaterhouseCoopers
   Directors     [__]             [__]                 Carl F. Thorne            LLP as independent
                                                                                 accountants for 2000.        [__]   [__]    [__]
(INSTRUCTIONS: To vote against any individual
nominee, strike a line through the nominee's                                  3. On any other business that may properly come before
name in the list at right.)                                                      the Annual Meeting, in the discretion of the
                                                                                 proxies, hereby revoking any proxy or proxies
                                                                                 heretofore given by the undersigned.

                                                                              PLEASE SIGN, DATE AND MAIL TODAY.

                                                                              Change of Address/Comments

                                                                              ------------------------------------
                                                                              ------------------------------------
                                                                              ------------------------------------



Signature of Stockholder(s)                                                                            Date:                2000
                           ---------------------------------------  ---------------------------------       ----------------
                                                                      (SIGNATURE IF HELD JOINTLY)

Note: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.